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                                                                    EXHIBIT 21.1

                  SUBSIDIARIES OF TEXAS UNITED BANCSHARES, INC.

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
Name of Subsidiary                           Jurisdiction of Incorporation
------------------                           -----------------------------
Texas United Nevada, Inc.                    Nevada
State Bank                                   Texas
Third Coast Wealth Advisors, Inc.            Texas
TXUI Statutory Trust I                       Connecticut